UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2026

DATASEA INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38767	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 302-5, Building C, Gemdale
Viseen International Center No.5 Shengfang Road,
Daxing District,
Beijing, People’s Republic of China 102600

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (+86) 10-56145240

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	DTSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 2, 2026, Datasea Inc. (the “Company”) held a special meeting of stockholders at 10:00 P.M. E.T. at Room 302-5, Building C, Gemdale Viseen International Center, No.5 Shengfang Road, Daxing District, Beijing, People’s Republic of China 102600. The voting results for each matter submitted to a vote at the meeting are as follows:

1.	To approve and adopt the Merger Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Datasea Intelligent Technology Ltd. (“DIT”), a BVI business company incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of the Company, pursuant to which the Company will merge with and into DIT, with DIT as the surviving company, and all related transactions contemplated thereby (the “Merger Proposal”);

For	Against	Abstain
6,535,347	15,306	0

2.	To approve that by virtue of the Merger and upon the effective time thereof, the 2,000,000 shares of common stock of US$0.001 par value of the Company held by each of Zhixin Liu and Fu Liu immediately prior to the Effective Time be converted into 2,000,000 Class B ordinary shares of DIT with no par value, and each other share of Common Stock held by each stockholder immediately prior to the Effective Time be converted into one Class A ordinary share of DIT with no par value (the “Share Exchange Proposal”);

For	Against	Abstain
5,535,347	15,306	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2026	Datasea Inc.

	By:	/s/ Zhixin Liu
	Name:	Zhixin Liu
	Title:	Chief Executive Officer

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